UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326	48326
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.800% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-194224

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €500,000,000 aggregate principal amount of 1.800% Senior Notes due 2022 (the “Notes”) of BorgWarner Inc., a Delaware corporation (the “Registrant”). The description of the general terms and provisions of the Notes set forth under the caption “Description of Securities—Description of Debt Securities” in the prospectus dated February 28, 2014, included in the Registrant’s registration statement on Form S-3ASR (File No. 333-194224) filed with the Securities and Exchange Commission on February 28, 2014, and under the caption “Description of the Senior Notes” in the prospectus supplement thereto dated November 2, 2015, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are filed herewith and are incorporated by reference:

4.1	Indenture, dated as of September 23, 1999 between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee (incorporated by reference to Exhibit No. 4.6 to the Registrant’s Registration Statement No. 333-172198 filed on February 11, 2011).

4.2	Fifth Supplemental Indenture, dated November 6, 2015, between BorgWarner Inc. and Deutsche Bank Trust Company Americas, as trustee (including the form of Global Note attached as Exhibit A to the Fifth Supplemental Indenture) (incorporated by reference to Exhibit No. 4.2 to the Registrant’s Current Report on Form 8-K filed on November 6, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BORGWARNER INC.

Date: November 6, 2015	By:	/s/ John J. Gasparovic
		Name:	John J. Gasparovic
		Title:	Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of September 23, 1999 between Borg-Warner Automotive, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association), as trustee (incorporated by reference to Exhibit No. 4.6 to the Registrant’s Registration Statement No. 333-172198 filed on February 11, 2011).

4.2	Fifth Supplemental Indenture, dated November 6, 2015, between BorgWarner Inc. and Deutsche Bank Trust Company Americas, as trustee (including the form of Global Note attached as Exhibit A to the Fifth Supplemental Indenture) (incorporated by reference to Exhibit No. 4.2 to the Registrant’s Current Report on Form 8-K filed on November 6, 2015).